Exhibit 5

1227 25TH STREET, N.W. SUITE 200 WEST WASHINGTON, D.C. 20037 202-434-4660 FAX 202-434-4661 www.joneswalker.com

June __, 2018

Board of Directors

CBM Bancorp, Inc.

2001 East Joppa Road

Baltimore, MD 21234

Re:	CBM Bancorp, Inc.—

Registration Statement on Form S-1

Dear Board Members:

We have acted as special counsel to CBM Bancorp, Inc. (the “Company”), a Maryland corporation, in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company of shares of its common stock, par value $.01 per share (“Common Stock”), pursuant to a Plan of Conversion and Reorganization (the “Plan of Conversion”).

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise indicated to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation and Bylaws of the Company; (iii) resolutions adopted by the Board of Directors of the Company relating to the Plan of Conversion and the offer and sale of the Common Stock, and (iv) such other documents and matters of law as we have deemed necessary or appropriate as a basis for the opinion set forth below.

This opinion is limited in all respects to matters under the general corporation law of Maryland, and we express no opinion as to the laws of any other jurisdiction.

We are of the opinion that the shares of Common Stock, when issued and sold in accordance with the terms and conditions of the Plan of Conversion, will be legally issued, fully paid and non-assessable.

Board of Directors

June __, 2018

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption “Legal and Tax Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

Jones Walker LLP